Exhibit 99.5
U.S. Same Store Revenue Growth*

*  Same store revenues are defined as ATM Operating Revenues generated by ATMs within the Company’s United States segment that conducted transactions before the beginning of the applicable fiscal quarter in the prior year and after the end of the corresponding fiscal quarter in the current year. For example, the year-over-year same store revenue growth figure for the quarterly period ended June 30, 2010, includes ATM Operating revenues generated by ATMs that transacted before April 2009 and after June 2010.